UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 9, 2000
ARGENT CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)


	Nevada	0-20702	88-0383765
	(State of Incorporation)	Commission File Number	(IRS Employer
			Identification No.)

502 N. Division Street, Carson City, NV 89703
(Address of principal executive offices)

Registrant's telephone number, including area code: (775) 	883 3711

(Former name or former address, if changed since last report)

	ITEM 1.	CHANGES IN CONTROL OF REGISTRANT

		None

	ITEM 2.	ACQUISITION OF DISPOSITION OF ASSETS

		None

	ITEM 3.	BANKRUPTCY OR RECEIVERSHIP

			None

	ITEM 4.	CHANGES IN REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT

		None


ITEM 5. 	    OTHER EVENTS

On June 26, 2000 Argent Capital Corporation and its various subsidiaries ceased operating due to the company's inability to fund its business plan for a second time. In addition to this, debt incurred during the roll out of eWealth America(F.N.A. eWealth USA) has left the company in a position of insolvency. The Company's subsidiaries include the following entities, eWealth America, Inc., NetVoucher, Inc., Sullivan and Mock, Ltd., and
Argent Mortgage Corporation. Over the last six months eWealth America, Inc., and Argent Capital Corporation were the only operating entities.
At the end of 1999 eWealth commenced rolling out its product line backed by a capital commitment from eWealth's strategic partner (a major US insurance company). The funding under this commitment ceased without the agreement or approval of the Board. Since that event the Officers of the Company have endeavored to find alternative financings. Other envisaged financings from commercial lenders and/or investors have not come to fruition therefore cutting off the Company's working capital and leaving the Company in the position of not being able to meet its financial obligations as they fall due. The Company's tangible assets consist of some computer hardware and office equipment of little value, which is being held by, secured creditors. The Company has contingent assets consisting of among other things, claims against various parties arising out of capital market transactions and other claims against former management of one of its operating subsidiaries. Mr. Christopher A. Millar President and CEO is the Company's largest creditor next to the referred insurance company.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

On June 9, 2000, Mr. Simon Baitler resigned as a director of registrant and as director of eWealth America, Inc.
On June 18, 2000 Mr. Christopher A. Millar resigned as President and Chief Executive Officer of the registrant and its group of companies.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
None
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2000	Registrant:

Argent Capital Corporation

By:	Its Christopher A. Millar


Christopher A. Millar
Director